Exhibit 4.12a

DECLARATION OF TRUST

OF

CT PUBLIC PREFERRED TRUST II

THIS DECLARATION OF TRUST is made as of May 28, 2008 (this “Declaration of Trust”), by and among Capital Trust, Inc., a Maryland corporation, as sponsor (the “Sponsor”), BNYM (Delaware), a Delaware banking corporation, as the Delaware trustee (the “Delaware Trustee”), and Geoffrey G. Jervis, as trustee (together with the Delaware Trustee, the “Capital Financing Trustees”).  The Sponsor and the Capital Financing Trustees hereby agree as follows:

1.             The trust created hereby shall be known as CT Public Preferred Trust II (the “Trust”), in which name the Capital Financing Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.             The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10.  The Capital Financing Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount constitutes the initial trust estate.  The Capital Financing Trustees hereby declare that they will hold the trust estate in trust for the Sponsor.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Statutory Trust Act”), and that this document constitute the governing instrument of the Trust.  The Capital Financing Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

3.             The Sponsor and the Capital Financing Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein.  Prior to the execution and delivery of such amended and restated Declaration of Trust, the Capital Financing Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.  Notwithstanding the foregoing, the Capital Financing Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

4.             The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the “1933 Act Registration Statement”), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the “1934 Act Registration Statement”), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Sponsor, to file with the New York Stock Exchange, Inc., the NASDAQ Stock Market, Inc. or other exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on the New York Stock Exchange, Inc., the NASDAQ Stock Market, Inc. or such other exchange; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred Securities of the Trust under the securities or “Blue Sky” laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Trust.

In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange, Inc., the NASDAQ Stock Market, Inc. or other exchange or state securities or “Blue Sky” laws to be executed on behalf of the Trust by the Capital Financing Trustees, the Capital Financing Trustees, in their capacity as Capital Financing Trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Capital Financing Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange, Inc., the NASDAQ Stock Market, Inc. or other exchange or state securities or “Blue Sky” laws.

5.             This Declaration of Trust may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.             The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware.  Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time.  Any trustee of the Trust may resign upon thirty days’ prior notice to the Sponsor.

7.             The Sponsor hereby agrees to (i) reimburse the Capital Financing Trustees for all reasonable expenses actually incurred (including reasonable fees and expenses of counsel and other experts), and (ii) indemnify, defend and hold harmless the Capital Financing Trustees and any of the officers, directors, employees and agents of the Capital Financing Trustees (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever actually incurred (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

8.             The Trust may be dissolved and terminated before the issuance of the Capital Securities at the election of the Sponsor.

9.             This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

CAPITAL TRUST, INC., as Sponsor

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis
Title: Chief Financial Officer

BNYM (DELAWARE), as trustee

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

GEOFFREY G. JERVIS, as trustee

/s/ Geoffrey G. Jervis